UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 10549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 13, 2004

Angeion Corporation

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

001-13543	41-1579150
(Commission File Number)	(IRS Employer Identification No.)

350 Oak Grove Parkway Saint Paul, Minnesota	55127-8599
(Address of Principal Executive Offices)	(Zip Code)

(651) 484-4874

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 – Other Events

On September 13, 2004, Angeion Corporation was advised by Medmarc Insurance Company that Medmarc is denying insurance coverage to Angeion for a claim by ELA Medical, Inc. for expenses incurred in connection with a product recall of implantable cardioverter defibrillators (ICDs) formerly manufactured by Angeion.  The devices had been sold by Angeion through ELA Medical and through a joint venture in which ELA Medical was a partner.  Angeion ceased manufacturing ICDs in 1999 and reflects ICD matters under discontinued operations.

In addition, on September 13, 2004, Medmarc commenced a declaratory judgment action against Angeion and ELA Medical, Inc. in United States District Court for the District of Minnesota seeking a declaratory judgment that Medmarc’s interpretation of the policy is correct.

As Angeion has previously disclosed, in June 2003, ELA Medical, Inc. submitted a claim for reimbursement of expenses incurred in connection with the recall.  Angeion sought coverage of the claim based upon a products liability insurance policy acquired from Medmarc in 1999.  At July 31, 2004, Angeion had reported a potential liability to ELA Medical of $1,453,000 and a related receivable from Medmarc of $971,000.  In communications with Medmarc subsequent to Angeion filing its claim, Medmarc gave no indication that it had any intention to deny coverage.  In fact, as of March 31, 2004, Medmarc had advised Angeion in writing that Medmarc had reserved $1, 000,000 in indemnity under the policy.  Medmarc had not communicated to Angeion any change in that position until September 13, 2004, when Medmarc first advised Angeion that Medmarc was denying coverage under the policy.

Angeion has also previously disclosed that in June 2002, Angeion learned that certain of the ICDs formerly manufactured by it were experiencing premature battery failure.  On July 31, 2002, the FDA issued an Enforcement Report stating that the Angeion Lyra Model 2020, 2021, and 2022 ICD’s were recalled (Recall # Z-1152-2/Z-1154-2) because “the devices could stop providing therapy due to premature battery depletion.”

Angeion believes that Medmarc’s position is unsupported by the law and the facts.  Angeion intends to assert counterclaims against Medmarc and will request the Court to order Medmarc to honor its obligations under the insurance policy.  Angeion cannot yet determine whether the claims by ELA Medical against Angeion will be resolved in the same federal district court proceeding or in another forum.  Angeion also intends to pursue its defenses against ELA Medical.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGEION CORPORATION

Dated: September 17, 2004	By	/s/ Richard E. Jahnke
Richard E. Jahnke
Chief Executive Officer